                         MANUFACTURERS INVESTMENT TRUST
                                 RULE 12b-1 PLAN
                                 CLASS A SHARES

      Manufacturers Investment Trust (the "Trust"), a Massachusetts business trust, hereby adopts the following plan (the "Plan") for Class A Shares of the Trust (the "Shares") pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), on behalf of each of the portfolios of the Trust listed in Appendix A (the "Portfolios").

1.    AMOUNT AND PAYMENT OF PLAN FEES

            Each Portfolio shall accrue daily a fee under the Plan at an annual rate of up to 0.15% of its net assets in respect of the Shares (the "Plan Fee") and shall pay the Plan Fee daily to the Trust's distributor, Manufacturers Securities Services, LLC or its successor (the "Distributor").

2.    USE OF PLAN FEES

            To the extent consistent with applicable laws, regulations and rules, the Distributor may use Plan Fees:

      (i)   for any expenses relating to the distribution of the Shares,

      (ii) for any expenses relating to shareholder or administrative services for holders of the Shares or owners of contracts funded in insurance company separate accounts that invest in the Shares and

      (iii) for the payment of "service fees" that come within Rule 2830(d)(5) of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

      Without limiting the foregoing, the Distributor may pay all or part of the Plan Fees from a Portfolio to one or more affiliated and unaffiliated insurance companies that have issued variable insurance contracts for which the Portfolio serves as an investment vehicle as compensation for providing some or all of the types of services described in the preceding sentence; this provision, however, does not obligate the Distributor to make any payments of Plan Fees and does not limit the use that the Distributor may make of the Plan Fees it receives. This Plan does not require the Distributor to perform, or to cause any other person to perform, any specific type or level of distribution or other activities or to incur, or to cause any other person to incur, any specific type or level of expenses for distribution or other activities.

3.    OTHER PAYMENTS AUTHORIZED

            This Plan authorizes any payments in addition to Plan Fees made by a Portfolio to the Distributor or any of its affiliates, including the payment of any management or advisory fees, which may be deemed to be an indirect financing of distribution costs.

4.    REPORTING

            The Distributor shall provide to the Trust's Board of Trustees, and the Trustees shall review, at least quarterly, written reports setting forth all Plan expenditures, and the purposes for those expenditures.

5.    RELATED AGREEMENTS

            Each agreement related to the Plan shall contain the provisions required by the Rule.

6.    AMENDMENT; CONTINUATION; TERMINATION

            The Plan may not be amended to increase materially the amount to be spent by a Portfolio without such shareholder approval as is required by the Rule. All material amendments of the Plan must be approved in the manner described in the Rule. The Plan shall continue in effect (i) with respect to a Portfolio only so long as the Plan is specifically approved for that Portfolio at least annually as provided in the Rule and
      (ii) only while (a) a majority of the Trustees are not interested persons (as defined in the Act) of the Trust, (b) incumbent disinterested Trustees select and nominate any new disinterested Trustees of the Trust and (c) any person who acts as legal counsel for the disinterested Trustees is an independent legal counsel. The Plan may be terminated with respect to any Portfolio at any time as provided in the Rule.

7.    LIMITATION OF LIABILITY

            The Agreement and Declaration of Trust of the Trust, dated September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the obligations of this instrument are not binding upon any of the Trustees of the Trust or the shareholders of the Trust individually, but are binding only upon the assets belonging to Class A shares of the Trust, or the particular Portfolio of the Trust in question, as the case may be.



            Approved by the Trustees of the Trust on September 21, 2001.

                                   APPENDIX A

            [all portfolios except the Lifestyle Trusts and the Equity Index Trust]

                         MANUFACTURERS INVESTMENT TRUST
                                 RULE 12b-1 PLAN
                                 CLASS B SHARES

      Manufacturers Investment Trust (the "Trust"), a Massachusetts business trust, hereby adopts the following plan (the "Plan") for Class B Shares of the Trust (the "Shares") pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), on behalf of each of the portfolios of the Trust listed in Appendix A (the "Portfolios").

1.    AMOUNT AND PAYMENT OF PLAN FEES

            Each Portfolio shall accrue daily a fee under the Plan at an annual rate of up to 0.35% of its net assets in respect of the Shares (the "Plan Fee") and shall pay the Plan Fee daily to the Trust's distributor, Manufacturers Securities Services, LLC or its successor (the "Distributor").

2.    USE OF PLAN FEES

            To the extent consistent with applicable laws, regulations and rules, the Distributor may use Plan Fees:

      (i)   for any expenses relating to the distribution of the Shares,

      (ii) for any expenses relating to shareholder or administrative services for holders of the Shares or owners of contracts funded in insurance company separate accounts that invest in the Shares and

      (iii) for the payment of "service fees" that come within Rule 2830(d)(5) of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

      Without limiting the foregoing, the Distributor may pay all or part of the Plan Fees from a Portfolio to one or more affiliated and unaffiliated insurance companies that have issued variable insurance contracts for which the Portfolio serves as an investment vehicle as compensation for providing some or all of the types of services described in the preceding sentence; this provision, however, does not obligate the Distributor to make any payments of Plan Fees and does not limit the use that the Distributor may make of the Plan Fees it receives. This Plan does not require the Distributor to perform, or to cause any other person to perform, any specific type or level of distribution or other activities or to incur, or to cause any other person to incur, any specific type or level of expenses for distribution or other activities.

3.    OTHER PAYMENTS AUTHORIZED

            This Plan authorizes any payments in addition to Plan Fees made by a Portfolio to the Distributor or any of its affiliates, including the payment of any management or advisory fees, which may be deemed to be an indirect financing of distribution costs.

4.    REPORTING

            The Distributor shall provide to the Trust's Board of Trustees, and the Trustees shall review, at least quarterly, written reports setting forth all Plan expenditures, and the purposes for those expenditures.

5.    RELATED AGREEMENTS

            Each agreement related to the Plan shall contain the provisions required by the Rule.

6.    AMENDMENT; CONTINUATION; TERMINATION

            The Plan may not be amended to increase materially the amount to be spent by a Portfolio without such shareholder approval as is required by the Rule. All material amendments of the Plan must be approved in the manner described in the Rule. The Plan shall continue in effect (i) with respect to a Portfolio only so long as the Plan is specifically approved for that Portfolio at least annually as provided in the Rule and
      (ii) only while (a) a majority of the Trustees are not interested persons (as defined in the Act) of the Trust, (b) incumbent disinterested Trustees select and nominate any new disinterested Trustees of the Trust and (c) any person who acts as legal counsel for the disinterested Trustees is an independent legal counsel. The Plan may be terminated with respect to any Portfolio at any time as provided in the Rule.

7.    LIMITATION OF LIABILITY

            The Agreement and Declaration of Trust of the Trust, dated September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the obligations of this instrument are not binding upon any of the Trustees of the Trust or the shareholders of the Trust individually, but are binding only upon the assets belonging to Class B shares of the Trust, or the particular Portfolio of the Trust in question, as the case may be.



            Approved by the Trustees of the Trust on ____________, 2001.

                                   APPENDIX A

            [all portfolios except the Lifestyle Trusts and the Equity Index Trust]